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THE STANLEY WORKS AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, Millions of Dollars Except Per Share Amounts)

	FOURTH QUARTER		YEAR TO DATE
	2008	2007	2008	2007

NET SALES	$1,085.9	$1,138.2	$4,426.2	$4,360.5

COSTS AND EXPENSES
Cost of sales	693.4	713.4	2,754.8	2,707.5
Gross margin	392.5	424.8	1,671.4	1,653.0
% to Net sales	36.1%	37.3%	37.8%	37.9%

Selling, general and administrative	275.3	269.9	1,107.6	1,038.4
% to Net sales	25.4%	23.7%	25.0%	23.8%

Operating margin	117.2	154.9	563.8	614.6
% to Net sales	10.8%	13.6%	12.7%	14.1%

Other-net	34.1	19.4	104.2	87.1
Restructuring charges and asset impairments	60.5	2.4	85.5	12.8

Income from operations	22.6	133.1	374.1	514.7

Interest-net	18.3	19.5	72.8	80.1

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	4.3	113.6	301.3	434.6

Income taxes	(1.1)	24.7	75.9	109.3

NET EARNINGS FROM CONTINUING OPERATIONS	5.4	88.9	225.4	325.3

Earnings/(Loss) from discontinued operations before income taxes
(including $3.2 million loss on fourth quarter 2008 divestiture and $126.5 million gain year –to –date 2008)	(5.8)	3.7	132.8	16.5
Income taxes on discontinued operations	(1.5)	0.3	44.9	5.2

NET EARNINGS FROM DISCONTINUED OPERATIONS	(4.3)	3.4	87.9	11.3

NET EARNINGS	$1.1	$92.3	$313.3	$336.6

BASIC EARNINGS PER SHARE OF COMMON STOCK
Continuing operations	$0.07	$1.09	$2.86	$3.95
Discontinued operations	(0.06)	0.04	1.11	0.14

Total basic earnings per share of common stock	$0.01	$1.13	$3.97	$4.09

DILUTED EARNINGS PER SHARE OF COMMON STOCK
Continuing operations	$0.07	$1.07	$2.82	$3.87
Discontinued operations	(0.06)	0.04	1.10	0.13

Total diluted earnings per share of common stock	$0.01	$1.11	$3.92	$4.00

DIVIDENDS PER SHARE	$0.32	$0.31	$1.26	$1.22

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	78,985	81,556	78,897	82,313

Diluted	79,525	83,089	79,874	84,046

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THE STANLEY WORKS AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, Millions of Dollars)

	January 3, 2009	December 29, 2007
ASSETS
Cash and cash equivalents	$211.6	$240.4
Accounts and notes receivable	677.7	805.7
Inventories	514.7	556.4
Other current assets	99.0	201.7

Total current assets	1,503.0	1,804.2

Property, plant and equipment, net	579.8	564.9
Goodwill and other intangibles, net	2,605.4	2,206.7
Other assets	190.9	188.4

Total assets	$4,879.1	$4,764.2

LIABILITIES AND SHAREOWNERS’ EQUITY
Short-term borrowings	$227.6	$292.8
Accounts payable	461.5	498.6
Accrued expenses	508.9	471.3

Total current liabilities	1,198.0	1,262.7

Long-term debt	1,418.1	1,212.1
Other long-term liabilities	575.0	560.9
Shareowners’ equity	1,688.0	1,728.5

Total liabilities and equity	$4,879.1	$4,764.2

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THE STANLEY WORKS AND SUBSIDIARIES
SUMMARY OF CASH FLOW ACTIVITY
(Unaudited, Millions of Dollars)

	FOURTH QUARTER		YEAR TO DATE
	2008	2007	2008	2007

OPERATING ACTIVITIES
Net earnings	$1.1	$92.3	$313.3	$336.6
Depreciation and amortization	54.5	42.1	183.0	162.2
Net (gain) loss from sale of businesses	1.9	—	(84.0)	—
Changes in working capital	127.4	106.1	122.7	51.7
Other	18.1	(22.6)	25.1	(6.4)

Net cash provided by operating activities	203.0	217.9	560.1	544.1

INVESTING AND FINANCING ACTIVITIES
Capital and software expenditures	(58.9)	(31.9)	(140.8)	(86.9)
Net proceeds from sales of businesses	(8.0)	—	157.8	—
Business acquisitions and asset disposals	(207.5)	(5.8)	(570.7)	(624.9)
Proceeds from long-term borrowings	248.0	0.1	248.2	529.9
Cash dividends on common stock	(25.2)	(24.9)	(99.0)	(99.8)
Other	(239.1)	(195.6)	(184.4)	(198.6)

Net cash used in investing and financing activities	(290.7)	(258.1)	(588.9)	(480.3)

Increase (decrease) in Cash and Cash Equivalents	(87.7)	(40.2)	(28.8)	63.8

Cash and Cash Equivalents, Beginning of Period	299.3	280.6	240.4	176.6

Cash and Cash Equivalents, End of Period	$211.6	$240.4	$211.6	$240.4

Free Cash Flow Computation

Operating cash flow	$203.0	$217.9	$560.1	$544.1
Less: capital and software expenditures	(58.9)	(31.9)	(140.8)	(86.9)

Free Cash Flow (before dividends)	$144.1	$186.0	$419.3	$457.2

Free cash flow is defined as cash flow from operations less capital and capitalized software expenditures. The Company believes this is an important measure of its liquidity, of its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not reflect, among other things, deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and acquisitions.

The change in working capital is comprised of current accounts receivable, inventory and accounts payable.

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THE STANLEY WORKS AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Unaudited, Millions of Dollars)

	FOURTH QUARTER		YEAR TO DATE
	2008	2007	2008	2007
NET SALES
Construction & DIY	$371.2	$440.8	$1,655.5	$1,715.2
Security	410.2	360.0	1,497.2	1,399.5
Industrial	304.5	337.4	1,273.5	1,245.8

Total	$1,085.9	$1,138.2	$4,426.2	$4,360.5

SEGMENT PROFIT
Construction & DIY	$23.6	$60.2	$190.7	$254.2
Security	75.3	59.0	268.7	239.9
Industrial	31.2	50.2	164.2	182.7

Segment Profit	130.1	169.4	623.6	676.8
Corporate Overhead	(12.9)	(14.5)	(59.8)	(62.2)

Total	$117.2	$154.9	$563.8	$614.6

Segment Profit as a Percentage of Net Sales
Construction & DIY	6.4%	13.7%	11.5%	14.8%
Security	18.4%	16.4%	17.9%	17.1%
Industrial	10.2%	14.9%	12.9%	14.7%

Segment Profit	12.0%	14.9%	14.1%	15.5%
Corporate Overhead	-1.2%	-1.3%	-1.4%	-1.4%

Total	10.8%	13.6%	12.7%	14.1%